Exhibit 5.3

[DLA PIPER RUDNICK LETTERHEAD APPEARS HERE]

June 20, 2006

CRC Health Corporation

20400 Stevens Creek Boulevard

Suite 600

Cupertino, California 95014

Re:	$200,000,000 aggregate principal amount of 10 3/4% Senior Subordinated Notes due February 1, 2016 of CRC Health Corporation issued in exchange for $200,000,000 aggregate principal amount outstanding of 10 3/4% Senior Subordinated Notes due February 1, 2016 of CRC Health Corporation and the related Exchange Guarantees.

Ladies and Gentlemen:

We have acted as local Illinois counsel to Southwest Illinois Treatment Center, Inc., an Illinois corporation (“SITC”), in connection with (i) the proposed issuance by CRC Health Corporation, a Delaware corporation (the “Issuer”), in an exchange offer (the “Exchange Offer”) of Two Hundred Million Dollars ($200,000,000) aggregate principal amount of its 10 3/4% Senior Subordinated Notes due February 1, 2016 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”) in exchange for a like principal amount of the Issuer’s outstanding 10 3/4% Senior Subordinated Notes due February 1, 2016 (the “Initial Notes”), which have not been, and will not be, so registered, (ii) the guarantee of the Exchange Notes (the “Exchange Guarantee”) by SITC, and (iii) the preparation of the registration statement on Form S-4 filed by the Issuer and SITC with the Securities and Exchange Commission (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Exchange Guarantees under the Securities Act.

The Initial Notes have been, and the Exchange Notes will be, issued pursuant to that certain Indenture dated as of February 6, 2006 (the “Indenture”) between the Issuer, CRCA Merger Corporation, a Delaware corporation (the “Initial Issuer”), SITC, the other subsidiaries named in the signatures pages thereto and U.S. Bank National Association, as trustee. The terms of the Exchange Guarantee are contained in the Indenture and the Exchange Guarantee will be issued pursuant to the Indenture. Capitalized terms defined in the Indenture, used herein and not otherwise defined herein, shall have the meanings given them in the Indenture.

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June 20, 2006

As used herein:

(i)	“Applicable Law” means the laws of the State of Illinois (the “State”) and the Federal laws of the United States of America, that are binding on SITC and, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (defined below), without our having made any special investigation as to the applicability of any specific law.

(ii)	“Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority required by the Applicable Laws.

I.	BASIS OF OPINIONS

We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

(a) An executed copy of that certain Indenture (the “Indenture”), dated as of February 6, 2006, by and among U.S. Bank National Association, the Initial Issuer, the Issuer and the Guarantors (as defined therein), including SITC;

(b) An executed copy of that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of February 6, 2006, by and among J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Credit Suisse Securities (USA) LLC as initial purchasers, the Initial Issuer, the Issuer and the Guarantors (as defined therein), including SITC;

(c) An executed copy of that certain Notation of Guarantee (the “Notation of Guarantee”), dated as of February 6, 2006, by the Guarantors (as defined in the Indenture), including SITC;

(d) The Articles of Incorporation of SITC certified by the Office of the Secretary of State of Illinois as of April 25, 2006, and certified to us by an officer of SITC as being complete and in full force and effect as of the date of this opinion;

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June 20, 2006

(e) The Bylaws of SITC, certified to us by an officer of SITC as being complete and in full force and effect as of the date of this opinion;

(f) Records certified to us by an officer of SITC as constituting all records of proceedings and actions of the Board of Directors and stockholders of SITC relating to the transactions contemplated by the Transaction Documents;

(g) a Certificate of Good Standing relating to SITC issued by the Secretary of State of the State of Illinois, dated April 25, 2006; and

(h) Certificates from an officer of SITC, including an incumbency certificate (collectively, the “Officer’s Certificate”).

The documents described in subsections (a) through (c) above are referred to herein collectively as the “Transaction Documents”). The documents described in subsections (d) and (e) are referred to herein collectively as the “Governing Documents”).

Our opinion expressed in paragraph 1 of Part IV as to the good standing of SITC under the laws of the State is based solely upon the certificate enumerated in Paragraph (h) of this Part I (the “Certificate”). We have made no additional investigation after the respective dates of the Certificate in rendering our opinion expressed in Paragraph 1 of Part IV.

Our opinion in Subparagraph 3(c) of Part IV is based solely on our review of the decrees, orders or judgments identified to us in our Officer’s Certificate as constituting all decrees orders or judgments binding on SITC (each, a “Governmental Order”); such Governmental Orders, if any, are listed on Schedule A attached hereto.

II.	ASSUMPTIONS

We have assumed the following:

1. The authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

2. The representations and warranties as to factual matters made by SITC in the Indenture and the other parties thereto are true and correct. We have also assumed the due

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June 20, 2006

execution and delivery of the Indenture and all other documents referenced therein by each party other than SITC when due execution and delivery are a prerequisite to the effectiveness thereof.

III.	LIMITATIONS AND EXCLUSIONS

We express no opinion as to any securities, anti-trust, tax, land use, safety, environmental, hazardous materials, privacy, insurance, company or banking laws, rules or regulations or laws, rules or regulations, or as to the enforceability of the Transaction Documents.

This opinion is limited to the federal laws of the United States of America and the laws of the State, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative decision. As to matters of the laws of the State, we have based our opinion solely upon our examination of such laws, as reported in standard, unofficial compilations.

IV.	OPINIONS

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

1. SITC is a corporation validly existing under the laws of the State of Illinois. SITC is duly qualified to do business and is in good standing in the State of Illinois.

2. Each Transaction Document has been duly authorized by all necessary corporate action on the part of SITC and has been duly executed and delivered by SITC.

3. The execution, delivery and performance by SITC of the Transaction Documents will not: (a) violate any Applicable Law; (b) conflict with our result in a breach of or constitute a default under the Governing Documents; or (c) violate any Governmental Order.

We consent to the incorporation by reference of this opinion in the Registration Statement and the filing of this opinion as an exhibit thereto and as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Guarantees. We also consent to the identification of our firm as local counsel to SITC. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Ropes & Gray LLP may rely on this opinion in

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June 20, 2006

rendering their opinion to you with respect to the validity and enforceability of the Exchange Guarantees for inclusion as an exhibit to the Registration Statement. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

Very truly yours,

DLA PIPER RUDNICK GRAY CARY US LLP

/s/ DLA PIPER RUDNICK

CRC Health Corporation

June 20, 2006

SCHEDULE A

GOVERNMENTAL ORDERS

None.